CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

        FILED                  (After Issuance of Stock)              Filed by:
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
  STATE OF NEVADA

        NOV 22 1995
          3652-86
DEAN HELLER SECRETARY OF STATE
     /s/ Dean Heller

                  ENVIRO SOLUTIONS INTERNATIONAL, INC.                 C-30841
           ----------------------------------------------------
                             Name of Corporation

                                   BRENT CARROLL GUTIERREZ
  We the undersigned-------------------------------------------  and
                                 President or Vice President



No  ANITA K. GUTIERREZ         of     ENVIRO SOLUTIONS INTERNATIONAL, INC.
------------------------------        -----------------------------------------
Secretary or Assistant Secretary                Name of Corporation

     do hereby certify

     That the Board of Directors of said  corporation at a meeting duly convened
held on the 1st day of  NOVEMBER,   1995  adopted  a  resolution  to  amend  the
original articles as follows:

     Article 1 is hereby amended to read as follows:

     INTERNATIONAL CUSTOM PACK, INC.


                                                NOV 22 1995

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,005,590 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /s/ Brent Gutierrez, President
                                                -------------------------------
                                                   President or Vice President

                                                 /s/ Anita Gutierrez, Secretary
                                                -------------------------------
                                                Secretary or Assistant Secretary

State of Mississippi)
                    )ss.
County of Harrison  )

On November 21, 1995, personally appeared before me, a Notary Public Brent Gutierrez and Anita Gutierrez who acknowledged that they executed the above instrument.

                                                /s/ Kelly Anne [ILLEGIBLE]
                                                -------------------------------
                                                   Signature of Notary

NOTARY PUBLIC STATE OF MISSISSIPPI AT LARGE,
MY COMMISSION EXPIRES May 9, 1999.
BONDED THRU NOTARY PUBLIC UNDERWRITERS

               (NOTARY STAMP OR SEAL)